                                                                   EXHIBIT 10.1
                                                                   ------------
                             CONSULTANT AGREEMENT
                             ---------- ---------

     THIS AGREEMENT is entered into as of June 18, 1998 (the "Effective Date"), by and between Dataware Technologies, Inc., a Delaware corporation with its offices at 222 Third Street, Suite 3300, Cambridge, Massachusetts 02142 (the "Company"), and Michael Gonnerman, Inc., a Massachusetts corporation with its offices at 65 Washington Drive, Sudbury, Massachusetts 01776 (the "Consultant").

     WHEREAS, the Company wishes to engage Consultant and Consultant wishes to enter into a consultant relationship with the Company and to cause Michael Gonnerman ("Gonnerman"), Chief Executive Officer of Consultant, to perform certain functions and services for Company on behalf of Consultant; and

     WHEREAS, the parties desire to set forth the terms and conditions under which Consultant shall be engaged, and pursuant to which Consultant shall be compensated by the Company.

     NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

                                   ARTICLE 1
                                ENGAGEMENT TERM
                                ---------------

     1.1  Office.  The Company hereby agrees to engage Consultant, and
          ------
Consultant hereby accepts such engagement and agrees to cause Gonnerman to serve the Company, as Vice President, Finance and Administration, and Chief Financial Officer of the Company during the Engagement Term (as hereinafter defined). Consultant's engagement shall, unless earlier terminated in accordance herewith, continue until December 31, 1999. Such engagement term, regardless of any earlier termination, is referred to herein as the "Engagement Term."

     1.2  Responsibilities.  Gonnerman shall be engaged as Vice President,
          ----------------
Finance and Administration, and Chief Financial Officer of the Company pursuant to and in accordance with the terms of this Agreement, subject to the direction and control of the President and the Board of Directors of the Company (the "Board of Directors") with such authority, duties and responsibilities as are commensurate with such position, provided that the Company may alter Gonnerman's position in the Company if warranted based on Gonnerman's performance.
Gonnerman shall devote four (4) business days per week to his responsibilities to the Company. It is anticipated that Gonnerman shall devote his time to the Company in the proportions stated on Exhibit A hereto.

     1.3  End of Engagement Term.  At the end of the Engagement Term the Company
          ----------------------
may, without any obligation, (i) terminate Consultant's engagement with the Company or (ii) retain Consultant as a consultant of the Company. Consultant may elect to terminate its

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relationship with the Company at that time. If the Consultant is retained by the
Company following the end of the Engagement Term its relationship thereafter will continue from month to month until terminated in accordance herewith (and following the end of the Engagement Term that continued term shall be referred to as the "Engagement Term").

     1.4  Time Commitment.  Subject to the commitment stated in Section 1.2,
          ---------------
Gonnerman will serve the Company faithfully and to the best of his ability and will devote his time, attention and best efforts to the affairs of the Company during the Engagement Term; provided, however, that Gonnerman may engage in
                            --------  -------
other business consulting activities and director and advisor positions at other companies, speaking and similar activities if and to the extent that such other activities do not inhibit or prohibit Gonnerman from devoting his time, attention and best efforts to the affairs of the Company as contemplated by
Section 1.2 during the Engagement Term or conflict in any material way with the business of the Company. Schedule 1.4 attached hereto states all current business commitments Gonnerman currently has with other entities.

     1.5  Indemnification.  The Company shall, to the fullest extent permitted
          ---------------
by the General Corporation Law of the State of Delaware, as amended from time to time and in accordance with the Company's Certificate of Incorporation, as amended from time to time, and By-laws, as amended from time to time, indemnify Gonnerman if Gonnerman is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer of the Company, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

                                   ARTICLE 2
                           COMPENSATION AND BENEFITS
                           -------------------------

     2.1  Payment; Bonus.  During the Engagement Term, Consultant shall receive
          --------------
(i) a payment of eleven thousand dollars ($11,000) per month, payable on the same schedule as salary is paid by the Company to other senior executive officers, and (ii) a bonus of three thousand five hundred dollars ($3,500) per month, at 100% of the bonus plan, pro rata for the portion of time Consultant was engaged at the Company in the calendar year for which such bonus is being paid. The payment of this bonus will be subject to the achievement of the performance targets set forth by the Company and will be payable, to the extent earned by achievement of such performance targets, on the same schedule as bonuses are paid by the Company to other senior executive officers.

     2.2  Stock Options.  On June 18, 1998, the Board of Directors granted to
          -------------
Gonnerman a nonstatutory stock option to purchase fifty four thousand (54,000) shares of Common Stock, $0.01 par value, of the Company (the "Common Stock") under the Company's 1993 Equity Incentive Plan at a price equal to the fair market value of the Common Stock. Such options shall be exercisable as to three thousand (3,000) of the shares in monthly installments commencing on each monthly anniversary after June 30, 1998 and ending on the earlier of the end of the Engagement Term or the Date of Engagement Termination (as hereinafter defined), and contain such other terms and conditions consistent with the Company's form of stock option certificate, except that, upon a Change of Control (as hereinafter defined), such options shall immediately vest in Gonnerman, and Gonnerman may exercise such options and purchase the balance of the outstanding shares thereunder.

     2.3  Benefits; Other Compensation.  Neither Consultant nor Gonnerman shall
          ----------------------------
be entitled during the Engagement Term to any benefits, including but not limited to, a car allowance or health insurance coverage.

     2.4  Expenses.  Consultant will be reimbursed for reasonable business
          --------
related expenses. Business travel expenses will be reimbursed in accordance with the Company travel policy. Mileage reimbursements for business related travel by private car will be at the latest Internal Revenue Service approved rate.

     2.5  Non-Disclosure Agreement.  Consultant and Gonnerman will execute the
          ------------------------
Company's standard Non-Disclosure Agreement which is attached hereto as Exhibit
B. For the purposes of such Non-Disclosure Agreement, the term "employment" shall mean "Engagement Term," and the term "employee" shall mean "consultant."

                                   ARTICLE 3
                           TERMINATION OF ENGAGEMENT
                           -------------------------

     3.1  Termination by Company.  Prior to December 31, 1999, Consultant may be
          ----------------------
terminated from its engagement by the Company on the following grounds:

     (a) The Company may terminate Consultant with or without Cause. The Company shall have "Cause" for termination of Consultant's engagement if any of the following have occurred:

     (i) Consultant and/or Gonnerman shall have willfully failed and continued to fail substantially to perform the duties of its/his position, including the duties set forth in Section 1.2 hereof (other than any such failure resulting from incapacity due to physical or mental illness), for ten (10) days after a written demand for performance is delivered to Consultant on behalf of the Company; or

     (ii) Consultant and/or Gonnerman shall have engaged in (A) any material misappropriation of funds, properties or assets of the Company, (B) any damage or destruction of any property or assets of the Company, whether resulting from Consultant's or Gonnerman's willful actions or omissions or Consultant's or Gonnerman's gross negligence, or (C) any falsification of any books, records, documents or systems of the Company; or

     (iii) Consultant and/or Gonnerman shall (A) have been convicted of a crime involving moral turpitude or constituting a felony or entered a guilty or nolo contendere plea with respect thereto or (B) commit or knowingly allow to be committed any illegal action on any premises of, or involving any property or assets of, the Company; or

     (iv) Consultant and/or Gonnerman shall have breached any provisions of this Agreement and such breach shall remain uncured by Consultant for ten
     (10) days after receipt of notice from the Company specifying such breach; provided that no such cure period shall be required for any such breach that cannot be cured.

     (b) The Company may terminate Consultant on account of a Disability. The term "Disability" shall mean the inability of Gonnerman to perform substantially his duties hereunder due to physical or mental disablement which continues for a period of ninety (90) consecutive days or for an aggregate of one hundred and eighty (180) days during any twelve (12) consecutive months during the Engagement Term, as reasonably determined by an independent qualified physician.

     3.2  Termination by Consultant.  Consultant may terminate its engagement as
          -------------------------
follows:

     (a) any material failure by the Company to comply with any of the provisions of Article 2 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Consultant;

     (b) Consultant's engagement hereunder may be terminated by Consultant within three (3) months after the occurrence of any one of the following (each, a "Change of Control") but prior to the end of the Engagement Term:

     (i) the acquisition by any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934) of any amount of the Company's Common Stock so that it holds or controls fifty percent (50%) or more of the Company's Common Stock;

     (ii) a merger or consolidation after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons who where not stockholders of the Company immediately prior to such merger or combination; or

     (iii) the election by the stockholders of the Company of twenty percent (20%) or more of the directors of the Company other than pursuant to nomination by the Company's management; or

     (c)  Consultant's engagement may be terminated by Consultant without cause.

     3.3  Date of Engagement Termination. "Date of Engagement Termination" shall
          ------------------------------
mean:

     (a) if Consultant's engagement is terminated as a result of a Disability, the thirtieth (30th) day after notice of termination is given (provided that Gonnerman shall not have returned to the performance of his duties during such thirty (30) day period);

     (b) if Consultant's engagement is terminated by the Company for Cause, or by the Consultant after a Change of Control the date on which notice of such termination is given; or

     (c) if Consultant's engagement is terminated either by the Company without cause or by Consultant without cause, ninety days after the date on which notice of such termination is given or when the Company elects to pay the lump sum payment stated in Section 4.1.

     3.4  Notice of Engagement Termination.  Any termination of Consultant's
          --------------------------------
engagement hereunder (other than upon the death of Gonnerman) shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 5.2. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) if the termination is by the Company for Cause or by Consultant, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Consultant's engagement under the provision so indicated. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing its rights hereunder.

                                   ARTICLE 4
                      COMPENSATION FOLLOWING TERMINATION
                      ----------------------------------

     4.1  Without Cause. If Consultant's engagement is terminated by the Company
          -------------
without Cause and the Company elects to have the engagement terminate immediately, Consultant shall receive a lump sum payment equaling three months base payment.

     4.2  Change of Control.  If Consultant's engagement with the Company is
          -----------------
terminated after a Change of Control, Consultant shall receive a lump sum payment equaling three months base payment.

     4.3  With Cause.  Upon any other termination of Consultant's engagement,
          ----------
Consultant's payment and bonus specified in Article 2 shall cease on the Date of Engagement Termination; provided that the Company shall pay Consultant, within fifteen (15) days after the Date of Engagement Termination, all amounts then
accrued under Article 2.   If Consultant is terminated with Cause, any bonus
accrued and not paid pursuant to Section 2.1 shall be forfeited by Consultant.

                                   ARTICLE 5
                                 MISCELLANEOUS
                                 -------------

     5.1  Status. The Company and the Consultant agree that the Consultant will
          ------
be an independent contractor for all purposes, including but not limited to payroll and tax purposes. Accordingly, the Consultant shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes and for all engagement and disability insurance, social security and other similar taxes with respect to any compensation provided by the Company hereunder.

     5.2  Notices.  Any notice hereunder by either party to the other shall be
          -------
given in writing by personal delivery, telecopy or registered or certified mail, return receipt requested, addressed:

     (a) if to the Company, to the attention of President at the Company's executive offices or to such other address as the Company may designate in writing at any time or from time to time to Consultant, with a copy to Matthew
C. Dallett, Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108 (facsimile: (617) 227-4420); and

     (b) if to Consultant, to the most recent address on file with the Company. Notices shall be deemed given, if by personal delivery or if by telecopy, on the date of such delivery, or, if by registered or certified mail, on the date shown on the applicable return receipt.

     5.3  Modification; Survival.  This Agreement constitutes the entire
          ----------------------
understanding and agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties hereto.

     5.4  Assignment.  This Agreement may not be assigned by Consultant.  This
          ----------
Agreement shall be binding upon the Company's successors and assigns.

      5.5  Headings. Headings herein have been inserted solely for convenience
           --------
of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     5.6  Severability.  The provisions of this Agreement are severable, and the
          ------------
invalidity of any provision shall not affect the validity of any other provision. In the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said arbitrator or court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

     5.7  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
Commonwealth of Massachusetts.

     5.8  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the date first written above.

                                            MICHAEL GONNERMAN, INC.



                                            /s/ Michael Gonnerman
                                            ----------------------------
                                            Name: Michael Gonnerman
                                            Title: Chief Executive Officer


                                            DATAWARE TECHNOLOGIES, INC.



                                            /s/ Kurt Mueller
                                            ----------------------------
                                            Name: Kurt Mueller
                                            Title: President


                                            Agreed with respect to
                                            Sections 1.2 and 1.4

                                            Michael Gonnerman


                                            /s/ Michael Gonnerman
                                            -----------------------------

                                 SCHEDULE 1.4


                   Current Business Commitments of Gonnerman
                   -----------------------------------------

Director, CEO and Treasurer of Michael Gonnerman, Inc.

Director of:

     1)  Gold Wire Technology Corp.
     2)  Eprise Corporation
     3)  LSEnterprises Ltd.
     4)  Agranat Systems, Inc.

Advisory Board Member of:

     1)  Netmarquee Online Services, Inc.
     2)  Cytel Software, Inc.

Consultant to:

     1)  Global Telephone Corp.
     2)  Global Telemedix Inc.
     3)  Performance Motion Devices, Inc.
     4)  Dataware Technologies, Inc.

Treasurer of:

     1)  Kappelerhof Trading USA, Inc.

Agent for:

     1)  Iteco Inc.
     2)  Stockholders and noteholders of Sigma Design, Inc.

                                   EXHIBIT A


Approximate time investment at Company:


         Current              Future
         --------  ----------------------------
 20%          40%  Deal structure and planning
  5%          20%  Investor relations/BOD
 55%          20%  Financial reporting
 15%          15%  Management team focus
  5%           5%  Supervise admin., h/r, misc.
----         ----
100%         100%  TOTAL

                                   EXHIBIT B

                            Non-Disclosure Agreement

                                       10